UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2025

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11201 North Tatum Blvd., Suite 300, Unit 42035 Phoenix, Arizona	85028
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2025, Fold Holdings, Inc. (“Fold” or the “Company”) announced the appointment of Matthew McManus as the Company’s Chief Operating Officer, effective as of April 21, 2025. In this role, he will serve as the Company’s principal operating officer until his successor is duly elected and qualified or until the earlier of his death, resignation or removal.

As the Chief Operating Officer of the Company, Mr. McManus, age 36, will work with senior management to oversee Fold’s day-to-day operations and facilitate the execution of the Company’s strategic plans. Prior to joining Fold in connection with his appointment as Chief Operating Officer, Mr. McManus worked in various product roles at Unchained Capital, Inc. from May 2021 to April 2025, most recently as Chief Product Officer, leading the company’s product strategy, development, and execution. Before Unchained, Mr. McManus worked with some of the world’s biggest brands, including Twitter, Capital One, PBS & PBS KIDS, National Geographic, and Marriott. Mr. McManus earned his Bachelor of Science in Information Science, Systems and Technology from the College of Engineering at Cornell University.

In connection with his position, it is expected that Mr. McManus will receive an annual base salary of $360,000 plus the ability to earn a bonus of up to 50% of such base salary per year, in each case less applicable withholdings and deductions. In addition, the Company expects to grant Mr. McManus an award of restricted stock units covering shares of the Company’s common stock under the Company’s 2025 Incentive Award Plan with standard vesting terms. The terms of Mr. McManus’s compensation package have not been finalized at this time but will be established by the Compensation Committee of the Company’s Board of Directors. The Company will file an amendment to this Current Report on Form 8-K disclosing the material compensation terms when finalized.

Mr. McManus has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025.

Mr. McManus is the brother-in-law of Wolfe Repass, the Company’s Chief Financial Officer. There is no arrangement or understanding between Mr. McManus and any other person pursuant to which he was selected as an officer of the Company. In light of the familial relation between Mr. McManus and Mr. Repass and the amount of Mr. McManus’s anticipated compensation being in excess of $120,000, the Audit Committee of the Company’s Board of Directors has reviewed and approved Mr. McManus’s appointment as a related person transaction pursuant to the Company’s Related Person Transaction Policy and Procedures.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated May 5, 2025, announcing the appointment of Mr. McManus as Chief Operating Officer is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release of the Company, dated May 5, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fold Holdings, Inc.
Date: May 5, 2025
	By:	/s/ Will Reeves
Will Reeves
Chief Executive Officer

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